                                                                   Exhibit 10.24


Note: Confidential portions of this Agreement have been omitted and are filed separately with the Commission.

                                SUPPLY AGREEMENT

This Supply Agreement (this "Agreement") is made and entered into as of April 2, 2003 ("Effective Date"), by and between Midas International Corporation, a Delaware corporation ("MIC"), Parts Warehouse, Inc., a Delaware corporation ("PWI") (MIC and PWI are sometimes referred to herein collectively as "Midas"), having their principal offices at 1300 Arlington Heights Road, Itasca, Illinois 60143, and AutoZone, Inc., a Nevada corporation, ("AutoZone") having its principal offices at 123 South Front Street, Memphis, Tennessee 38103.

WHEREAS, AutoZone desires to purchase from Midas, and Midas desires to sell to AutoZone, all of the Lifted Inventory (as hereinafter defined), on the terms and subject to the conditions set forth herein; and

WHEREAS, AutoZone and Midas desire to have AutoZone serve as (i) the exclusive supplier of Midas-brand Products (as hereinafter defined) to any and all current and future Midas shops, whether franchised or owned by Midas or its affiliates, located in the United States (collectively, "Midas Shops"), (ii) a supplier of non-Midas Stocking Products (as hereinafter defined) to Midas Shops, and (iii) a supplier of Non-Stocking Products (as hereinafter defined) to Participating Midas Shops (as hereinafter defined), all on the terms and subject to the conditions set forth herein; and

WHEREAS, in order to serve as the exclusive supplier of Midas-brand Products to Midas Shops, AutoZone and Midas desire to enter into a supply arrangement whereby AutoZone shall purchase from Midas, and Midas shall sell to AutoZone, Midas Manufactured Products (as hereinafter defined) at such times and in such quantities as required by AutoZone to service the Midas Manufactured Product needs of the Midas Shops, on the terms and subject to the conditions set forth herein.

WHEREAS, AutoZone (or an affiliate) and Midas shall enter into a license agreement that will permit AutoZone (or an affiliate) to procure and sell to Midas Shop Midas-brand Products in addition to Midas Manufactured Products, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  SALE AND PURCHASE OF LIFTED INVENTORY
    -------------------------------------

    (a) Lifted Inventory. On the terms and subject to the conditions contained herein, Midas agrees to sell to AutoZone, and AutoZone agrees to purchase from Midas in accordance with the timeline specified in Section 1(b) and at the price specified in Section 1(e) of this Agreement, free and clear of any security interest, mortgage, lien, charge, restriction, encumbrance, conditional sale agreement, claim, pledge or right of any party (collectively, "Liens"), the types and quantities (subject to reduction for availability and the quality standards outlined below) of Midas-brand and non-Midas brand Products identified on Schedule 1 hereto (collectively, the "Lifted Inventory"). For purposes of this Agreement, "Products" shall mean Midas-brand and non-Midas brand automotive parts, accessories and supplies, collectively. The parties agree that the Lifted Inventory shall only consist of (and, accordingly, AutoZone shall only purchase from Midas pursuant to this Section 1) Products that are in good and merchantable condition, in appropriate packaging in good condition, and of a quality usable and sellable in the ordinary course of Midas' business and should otherwise be acceptable for purchase by Midas Shops and their customers. AutoZone acknowledges that the Lifted Inventory may consist of Products that are manufactured or acquired by Midas after the date hereof. Midas shall not order or manufacture Products of the types contained in the Lifted Inventory in amounts in excess of those reasonably believed by Midas to be necessary to continue its ordinary course of business, consistent with past practices, between the date of this Agreement and the final Closing (as defined in Section 1(b) below). However, AutoZone shall not be required to purchase Lifted Inventory in excess of the types and quantities of Products specified on
Schedule 1 hereto (although it may do so, if AutoZone so desires).

    (b) Schedule of Closings. The parties acknowledge that the sale and purchase of the Lifted Inventory described in Section 1(a) above must be consummated in a manner that does not disrupt Product deliveries to Midas Shops. Accordingly, the parties agree that such sale and purchase transaction shall occur pursuant to separate "phased" closings (each, a "Closing" and, collectively, the "Closings"). The timeline for the Closings shall be developed by mutual agreement of the parties, with the last Closing occurring no later than November 30, 2003. Each Closing corresponds to the shutdown by Midas of one or more of its existing distribution centers (each, a "Midas DC"), and the Parts Warehouse, Inc. ("PWI") locations serviced by such shutdown Midas DC, and, in turn, the transition of the shutdown Midas DC's (and the corresponding shutdown PWI locations') distribution business to one or more AutoZone distribution centers (each, an "AutoZone DC").

    (c)  Ordering Procedure.

         (i) Initial Lifted Inventory Orders. In partial fulfillment of AutoZone's obligations to purchase the Lifted Inventory as listed in
    Schedule 1 (subject to the limitations set forth in Section 1(a)), prior to each Closing, AutoZone shall issue to Midas, via electronic data interchange
    (EDI), one or more orders covering, in the aggregate, the types and quantities of Products mutually determined by the parties as necessary to fulfill the ongoing Product inventory needs of the Midas Shops serviced by the Midas DC to be shutdown (and its corresponding PWI locations to be shutdown), as well as those of AutoZone's existing customers, for delivery to the applicable AutoZone DC(s).

         (ii) Remaining Lifted Inventory. The balance of the Lifted Inventory specified on Schedule 1 not purchased pursuant to Section 1(c)(i) (but subject to the limitations set forth in Section 1(a)) shall be purchased by AutoZone pursuant to one or more separate Product orders issued to Midas no later than November 30, 2003.

    (d) Delivery. Midas shall use commercially reasonable efforts to pick, pack and ship each Product order placed by AutoZone pursuant to Section 1(c) above promptly after its receipt of such order. Regarding Product orders that do not relate to a specific Closing, the parties agree to work together in good faith to develop an orderly delivery schedule and process which is mutually acceptable to the parties. Midas shall be responsible for the freight charges relating to all shipments of Lifted Inventory from Midas to AutoZone (FOB the applicable AutoZone DC or AutoZone supplier). All right, title and interest in and to the Lifted Inventory shall transfer to AutoZone upon delivery. Midas' failure, for any reason, to ship all or any portion of a Product order issued by AutoZone pursuant to Section 1(c) above shall not constitute an Event of Default (as hereinafter defined) by Midas. Rather, as provided in Section 1(e) below, such failure shall simply be taken into account for purposes of calculating the Purchase Price (as hereinafter defined) to be paid by AutoZone hereunder.

    (e)  Purchase Price.

         (i) Calculation. The total purchase price to be paid by AutoZone to Midas for the Lifted Inventory (the "Purchase Price") shall be the product of (i) the actual number of units of each Product purchased by AutoZone from Midas under this Section 1, multiplied by (ii) the applicable price for such Product as set forth on Schedule 1 hereto.

         (ii) Payments. Individual shipments of Lifted Inventory from Midas to an AutoZone DC or an AutoZone supplier shall be billed to AutoZone at the applicable price for such Products as set forth on Schedule 1 hereto. Shipments shall be billed on an individual Product order basis, where practical. Subject to Subsection 1(e)(iii) below, payment terms are net [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] calendar days. All Purchase Price installments must be paid by either FEDWIRE, ACH or EFT (unless factored as stated in Subsection 1(e)(iii) below).

         (iii) Factoring Arrangement. As a material inducement to Midas' agreement to grant [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] terms to AutoZone, as provided in Subsection 1(e)(ii) above, AutoZone shall introduce Midas to a program whereby Midas may factor its account receivable from AutoZone under this
    Section 1 to such bank as AutoZone may specify, at a cost of LIBOR + [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] basis points and with the funding to occur within ten (10) calendar days of negotiation of the draft to the bank. If AutoZone fails to introduce Midas to a bank that will make such a factoring arrangement available to Midas (on the terms set forth in the preceding sentence), then the payment terms under Subsection 1(e)(ii) shall, instead, be net 30.

    (f) Commitment Letter. To the extent requested by Midas and/or Midas' lenders, AutoZone shall issue a purchasing commitment letter to Midas for the types and quantities of Products listed on Schedule 1 hereto. The commitment letter shall set forth the terms of the purchasing commitment (subject to reduction as stated in Section 1(a)) made by AutoZone hereunder and shall otherwise be in form and substance reasonably requested by Midas and/or Midas' new lenders, and reasonably acceptable to AutoZone. Prior to each Closing, and as a condition of the Closing, Midas shall cause its lenders to provide AutoZone with reasonable evidence acceptable to AutoZone of the lenders' release of their respective security interests in and to that portion of the Lifted Inventory which corresponds to such Closing, as well as reasonable evidence of satisfaction of any other Liens, if any.

    (g) Assistance with Disposal of Other Inventory. AutoZone shall also provide reasonable assistance to Midas in its efforts to sell, liquidate or otherwise return to the original vendor or AutoZone's comparable vendor all of Midas' inventory of automotive parts, accessories and supplies remaining in the Midas DCs and the PWI locations (i.e., those inventory items not otherwise constituting Lifted Inventory). The foregoing assistance from AutoZone shall include providing to Midas the benefit of AutoZone's expertise and assistance with vendors.

2.  AUTOZONE SUPPLY PROGRAMS.
    -------------------------

    Upon the terms and subject to the conditions set forth herein, Midas hereby appoints AutoZone to serve as (i) the exclusive supplier of Midas-brand Products to Midas Shops, (ii) a supplier of non-Midas Stocking Products to Midas Shops, and (iii) a supplier of Non-Stocking Products to Participating Midas Shops during the Supply Term (as defined in Section 8 of this Agreement). AutoZone may make deliveries to the Midas Shops under the Stocking Program from any facility that AutoZone deems appropriate, without notice to Midas or the Midas Shops. Midas Shops are listed in Schedule 2 to this Agreement which is attached hereto and incorporated herein by reference. Midas shall use commercially reasonable efforts to give AutoZone at least thirty (30) calendar days' advance notice of the opening or relocation of any Midas Shop, and notice as soon as practicable for any closed Midas Shop. Such notice shall be deemed to amend Schedule 2 hereto. AutoZone hereby accepts such appointment and, in furtherance thereof, agrees to maintain and provide to the Midas Shops the following programs:

    (a)     Stocking Program.
            -----------------

    (i) Stocking Product Inventory. Under the "Stocking Program", Midas Shops shall be entitled to place, in the manner described in subsection (a)(ii) below, and AutoZone shall receive and fill, orders for such types and quantities of Stocking Products as the Midas Shop may require from time to time during the Supply Term to be delivered, in the manner described in Subsection 2(a) (iii) below, on a weekly basis (or otherwise as mutually agreed). For purposes of this Agreement, "Stocking Products" shall mean the Products identified on Schedule 3 attached hereto plus any other non-Midas products stocked from time to time by the servicing AutoZone DC. Schedule 3 hereto sets forth the Stocking Products previously made available by Midas to the Midas Shops and represents the minimum Stocking Product stock keeping units ("SKUs") that AutoZone must initially make available to the Midas Shops during the Supply Term ("Minimum Stocking Products"), subject to availability from the vendor of such Products. Midas and AutoZone shall review the list of Minimum Stocking Products from time to time, no less often than quarterly, and shall add or delete SKUs from the list of Minimum Stocking Products as Midas and AutoZone shall mutually agree.

    (ii) Orders. Each Midas Shop shall have the right to place Stocking Program orders with AutoZone on a weekly basis (or on a scheduled semi-weekly or bi-weekly basis if mutually agreed to by AutoZone and the applicable Midas Shop). Each Midas Shop shall be informed of its scheduled delivery time and date, and the date and time after which any orders received from the Midas Shop will not be shipped with the next shipment (the "Cut-Off Time"). The scheduled delivery time and date and the Cut-Off Time may be adjusted by AutoZone from time to time in its sole discretion upon prior written notice to the affected Midas Shop.

    (iii) Delivery. AutoZone shall make deliveries under the Stocking Program on a scheduled weekly basis (or on a scheduled semi-weekly or bi-weekly basis if mutually agreed to by AutoZone and the applicable Midas Shop). Delivery shall be made to the location of the Midas Shop placing the order (or such other location(s) as may be mutually agreed to between AutoZone and Midas or the Midas franchisee). The frequency of Stocking Program deliveries for a particular Midas Shop (or other specified location) shall be weekly, unless mutually agreed otherwise between AutoZone and Midas or the applicable Midas franchisee. Subject to Section 14(a) of this Agreement, AutoZone shall deliver (either directly through the use of AutoZone's own fleet or through third party carriers) all orders under the Stocking Program within forty-eight (48) business hours after the Cut-Off Time for the applicable Midas Shop (continental U.S. only), such delivery to occur during the applicable Midas Shop's (or other specified location's) normal hours of operation. For purposes of this Agreement, "forty-eight (48) business hours" shall mean all hours elapsed, other than the hours between midnight Friday night and midnight Sunday night. Midas Shops may also have the option of receiving Stocking Program orders on a night drop delivery basis, if agreed to by AutoZone. AutoZone shall use commercially reasonable efforts to establish a Stocking Program delivery schedule that is compatible with, and takes into account, the business needs of Midas, the applicable Midas franchisee and AutoZone. AutoZone shall ensure that all Stocking Products are delivered on trailers supplied with lift gates and such other equipment as is necessary to safely and legally unload the Stocking Product order from the trailer into the Midas Shop's bays. In turn, unless otherwise agreed to by AutoZone, a Midas Shop (or other specified location) must be able to safely and legally accept deliveries from at least 45-foot trailers with lift gate equipment in order to participate in the Stocking Program.

    (iv) Freight Terms. AutoZone shall be responsible for the freight charges relating to all shipments made to Midas Shops under the Stocking Program, but only to the extent that the Stocking Program order is greater than or equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] and specifies delivery to a single Midas Shop location (or other mutually agreed location). For purposes of this Subsection 2(a)(iv), individual orders from a single Midas Shop that are combined into a single delivery shall be aggregated and counted as a single order. The Midas Shop shall be charged the freight on each Stocking Program order that does not meet the foregoing [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] minimum requirement. In addition, on a semi-annual basis (i.e., at the end of the first two quarters and the last two quarters of Midas' fiscal year) during the Supply Term, each Midas Shop shall be required to pay to AutoZone an additional one-time delivery fee in an amount equal to: (A) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in the event that the average of the Stocking Program orders placed by such Midas Shop during the two quarters in question was between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], (B) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]n the event that the average of the Stocking Program orders placed by such Midas Shop during the two quarters in question was between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], and (C) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in the event that the average of the Stocking Program orders placed by such Midas Shop during the two quarters in question was between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. A Midas Shop shall not be required to pay AutoZone an additional one time delivery fee in the event that the average of the Stocking Program orders placed by such Midas Shop during the two quarters in question was greater than or equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

    (v) Pricing. AutoZone shall provide the Midas Shops with competitive pricing on Stocking Products. Prices for application specific Stocking Products will be at a discount to Hot Shot order prices (described in Section 2(b)(iv) below). AutoZone and Midas will work in good faith to resolve pricing concerns on Midas-brand Products sold by AutoZone to Midas.

    (vi) Invoices and Payment Terms. Unless otherwise agreed between AutoZone and Midas or the applicable Midas franchisee, AutoZone shall invoice each Midas Shop separately for its purchases under the Stocking Program. AutoZone shall establish payment terms for each Midas Shop based upon AutoZone's credit analysis. If AutoZone's credit analysis or the Midas Shop's payment history reasonably indicates that a Midas Shop should receive longer or shorter payment terms than those initially given, then AutoZone may change the payment terms as AutoZone deems appropriate. AutoZone shall use commercially reasonable efforts to provide Midas with written notice of any such changes to payment terms. Notwithstanding any other provision to the contrary contained herein, AutoZone may refuse to extend credit upon at least thirty (30) days prior written notice to any Midas Shop that, in AutoZone's sole discretion, would not qualify for extension of credit under AutoZone's credit criteria applicable to AutoZone customers not subject to this Agreement that operate comparable businesses to the Midas Shop seeking such credit.

    (vii) Returns. For each calendar quarter of the Supply Term, each Midas Shop shall be entitled to return to AutoZone for full credit an amount of undamaged Stocking Products in original undamaged packaging in a dollar amount up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] if that Midas Shop's total net Stocking Product purchases under the Stocking Program during the previous four (4) calendar quarters. For the first year of the Supply Term, the previous four (4) calendar quarters' Stocking Product purchases shall include purchases made by the Midas Shop for stocking inventory from a Midas DC during the appropriate calendar quarter(s). All returns under the Stocking Program shall be picked up by the nearest local AutoZone Store (as hereinafter defined) or otherwise at AutoZone's discretion, at no charge to the Midas Shop. For any Midas Shop that is not serviced by a local AutoZone Store, AutoZone shall provide a process whereby returns can be made by the Midas Shop to its servicing AutoZone DC without charge to Midas or the applicable Midas franchisee.

    (viii) Performance Guarantees. For each Stocking Program order placed during the Supply Term before the Cut-Off Time, subject to Section 14(a) of this Agreement, AutoZone shall guarantee an order fill rate of at least [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% (measured by pieces) for such Midas Shop, calculated monthly based on a blended average of all Stocking Program deliveries to such Midas Shop over the prior 3 months.

            The foregoing performance guarantee shall only apply with respect to Stocking Products generally stocked by the applicable servicing AutoZone DC and shall be subject to Midas' timely delivery of (A) the Lifted Inventory to AutoZone in accordance with the agreed to Closing timeline and (B) Midas Manufactured Products, as applicable. In the event that AutoZone does not meet the performance guarantee stated above, AutoZone will be required to pay to Midas or the applicable Midas franchisee a penalty in an amount equal to:

            w) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of the total dollar amount of the last month's Stocking Program orders if the aggregate fill rate during the applicable three month period is between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION];

            x) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of the total dollar amount of the last month's Stocking Program orders if the aggregate fill rate during the applicable three month period is between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION];

            y) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of the total dollar amount of the last month's Stocking Program orders if the aggregate fill rate during the applicable three month period is between [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]; and

            z) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of the total dollar amount of the last month's Stocking Program orders if the aggregate fill rate during the applicable three month period is less than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION].

            For the first two months of the Supply Term for Stocking Products for an applicable Midas Shop, the aggregate fill rate shall be calculated with respect to each of the first two months individually and not aggregated with any other month. Midas agrees to reimburse AutoZone for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of any penalty required to be paid by AutoZone to a Midas Shop pursuant to the foregoing provision in connection with the first two (2) months of the Supply Term.

            Subject to Section 14(a) below, if an order is delivered more than 72 hours after the Cut-Off Time (continental U.S. only), at the request of the Midas Shop, the Midas Shop will be paid by AutoZone [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]% of the dollar amount of the Stocking Program order (and the actual fill rate of the order shall be included in the performance guarantee calculation above). The foregoing shall be the sole remedy of any Midas Shop for the failure of AutoZone to meet the performance guarantee. Any penalty imposed upon AutoZone pursuant to this Section 2(a)(viii) shall be paid at the end of the applicable calendar month by AutoZone to Midas or the applicable Midas franchisee in the form of a credit against future purchases under the Stocking Program or in cash if so requested by Midas or the applicable Midas franchisee. Notwithstanding the foregoing, the performance guarantee calculation stated above shall not include
            (AA) any order by any Midas Shop that exceeds such Midas Shop's average Stocking Program order over the trailing two calendar quarters by more than 100% in dollar value, or (BB) any order for Products necessary for the fulfillment of any promotion or event (other than local promotions and events) promoted by Midas or any of its franchisees for which AutoZone does not have adequate in-stock quantities of such Products, but only to the extent that Midas has not provided AutoZone with at least ninety (90) calendar days' prior written notice of such promotion or event and to the extent that the forecast of demand created by the promotion or event (as determined in the manner provided below) is not exceeded by 10%. Midas shall provide to AutoZone the prior twelve (12) months' promotion event calendar and the demand driven by such events. Midas and AutoZone shall mutually agree on a forecast for such promotion or event.

    (b)     Hot Shot Program.
            -----------------

    (i) Orders. Under the "Hot Shot Program," Participating Midas Shops shall be entitled to place with AutoZone, and AutoZone shall receive and fill, orders for such types and quantities of Non-Stocking Products as Midas and Midas franchisees may require from time to time during the Supply Term, for delivery on a same-day basis. For purposes of this Agreement, "Non-Stocking Products" shall mean automotive products, accessories and supplies sold from time to time by the AutoZone retail location that services a particular Midas Shop (each, an "AutoZone Store"), subject to availability, and additional products that can be obtained by the AutoZone Store for same-day delivery. All orders placed by Midas Shops with AutoZone other than in accordance with the Stocking Program order provisions described in Section 2(a)(ii) above shall constitute orders under the Hot Shot Program.

            For purposes of this Agreement, "Participating Midas Shops" shall mean those Midas Shops that AutoZone is now or hereafter commercially able to make same day deliveries, as required under the Hot Shot Program. Schedule 4 attached hereto lists the currently existing Midas Shops that constitute Participating Midas Shops as of the date hereof. After receipt of any notice amending Schedule 2,

            AutoZone shall inform Midas as to whether it will be able to service such Midas Shop as a Participating Midas Shop, and upon such determination, Schedule 4 shall be deemed amended as appropriate. In addition, AutoZone shall give Midas and the appropriate Midas Shop at least 30 calendar days advance written notice of the opening or relocation of any AutoZone store, and written notice as soon as practicable for any closed AutoZone store, that would affect the performance of the Hot Shot Program. By such notice, AutoZone may add or remove Midas Shops from Schedule 4 as Participating Midas Shops as appropriate.

    (ii) Delivery. As noted above, AutoZone shall make deliveries under the Hot Shot Program on a same day basis. Subject to Section 14(a) of this Agreement, AutoZone shall deliver (from one of its AutoZone Stores) all orders under the Hot Shot Program consistent with the time frames shown on the delivery schedule zones attached hereto as
            Schedule 5. In any event, AutoZone shall use commercially reasonable efforts to establish a Hot Shot Program delivery schedule that is compatible with, and takes into account, the business needs of each individual Participating Midas Shop.

    (iii) No Delivery Charge. AutoZone shall be responsible for any delivery charges relating to shipments made to Participating Midas Shops under the Hot Shot Program, other than special orders that are required to be shipped from a different point of origin.

    (iv) Pricing. During the Supply Term, AutoZone agrees to sell Non-Stocking Products to Participating Midas Shops at the servicing AutoZone Store's then current commercial account pricing for such Non-Stocking Products less a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] off-invoice allowance. If any Midas Shop believes that any price charged for a Non-Stocking Product is not competitive with its local market pricing for products of like grade and quality, the Midas Shop shall notify the servicing AutoZone Store which then shall apply its then-existing price matching program for its commercial customers, if any.

    (v) Invoicing and Payment Terms. Unless otherwise agreed between AutoZone and Midas or the applicable Midas franchisee, AutoZone shall invoice each Midas Shop separately for its purchases under the Hot Shot Program. AutoZone shall establish payment terms for each Midas Shop based upon AutoZone's credit analysis. If AutoZone's credit analysis or the Midas Shop's payment history reasonably indicates that a Midas Shop should receive longer or shorter payment terms than those initially given, then AutoZone may change the payment terms as AutoZone deems appropriate. AutoZone shall use commercially reasonable efforts to provide Midas with written notice of any such changes to payment terms. Notwithstanding any other provision to the contrary contained herein, AutoZone may refuse to extend credit upon at least thirty (30) days prior written notice to any Midas Shop that, in AutoZone's sole discretion, would not qualify for extension of credit under AutoZone's credit criteria applicable to AutoZone customers not subject to this Agreement that operate comparable businesses to the Midas Shop seeking such credit.

3.  SUPPLY OF MIDAS-BRAND PRODUCTS.
    -------------------------------

    (a) Midas Manufactured Products. In order to serve as the exclusive supplier of Midas-brand Products to Midas Shops during the Supply Term, AutoZone and Midas shall enter into an AutoZone Vendor Agreement, the form of which is attached hereto as Exhibit A, for the supply from Midas to AutoZone (or its wholly owned subsidiary) of Midas-brand Products which are now or hereafter manufactured by Midas or one of its wholly-owned subsidiaries (collectively, "Midas Manufactured Products"). AutoZone (or its wholly owned subsidiary) shall have the exclusive right to purchase from Midas (or its wholly-owned subsidiary), and Midas (or its wholly-owned subsidiary) shall sell to AutoZone (or its wholly-owned subsidiary), such types and quantities of Midas Manufactured Products as AutoZone may require during the Supply Term solely for resale to Midas Shops under the Stocking Program. Midas shall provide AutoZone with competitive pricing on Midas Manufactured Products. AutoZone and Midas will work in good faith to resolve pricing concerns on Midas Manufactured Products sold by Midas to AutoZone.

    During the Supply Term, Midas and its wholly-owned subsidiaries may sell and distribute Midas Manufactured Products sold under the Midas name in the United Stated only to AutoZone (or its wholly-owned subsidiary).

    Solely for purposes of clarification, the parties agree that nothing contained in this Agreement shall be deemed to prohibit Midas from selling products or product lines manufactured by Midas under its "IPC", "Huth" or "Ravin" trademarks to third parties other than AutoZone.

    (b) Other Midas-Brand Products. All Midas-brand Products other than Midas Manufactured Products (collectively, "Other Midas-Brand Products") are manufactured by third party vendors (each, a "Third Party Vendor"). AutoZone agrees to attempt to enter into an AutoZone Vendor Agreement with Third Party Vendors that are currently supplying Midas on terms reasonably acceptable to AutoZone. If AutoZone is not successful in these efforts, AutoZone may purchase the products manufactured by the Third Party Vendor from other Third Party Vendors as described below.

    Midas and AutoZone shall enter into a license agreement, the form of which is attached hereto as Exhibit B (the "License Agreement"), whereby Midas shall grant to AutoZone the authority to contract with Third Party Vendors to manufacture Other Midas-Brand Products solely for resale to Midas Shops. The License Agreement shall immediately terminate upon the expiration or any termination of this Agreement.

    As more specifically stated in the License Agreement, all Other Midas-Brand Products must meet such product quality standards and specifications as determined by Midas from time to time in its discretion (the "Standards"), and AutoZone shall assure that the Other Midas-Brand Products meet the Standards in accordance with a the terms of the License Agreement.

    If Midas decides, in its discretion, to modify the Standards for any Other Midas-Brand Product at any time during the Supply Term, Midas agrees that AutoZone shall be given a commercially reasonable period of time within which to
(i) sell (or otherwise dispose of, at AutoZone's option) its existing inventory of the affected, non-compliant Other Midas-Brand Product and (ii) properly stock up on new Other Midas-Brand Products which meet the new Standards.

    Under no circumstance may the Standards require the use of asbestos or any asbestos-containing material in any Product.

    In the event that Midas (or its wholly-owned subsidiary) is unable to provide Midas Manufactured Products to AutoZone in sufficient quantities to supply the Midas Shops, AutoZone may procure such products from Third Party Vendors under the Standards, but only until such time as Midas (or its wholly-owned subsidiary) is able to provide such Midas Manufactured Products to AutoZone in the quantities required.

    (c) Changes to Midas-brand Products. From time to time during the Supply Term, Midas and AutoZone shall perform product line reviews with respect to Midas-brand Products. Midas shall have the unilateral right, in its discretion, to make deletions to SKUs and/or product lines for Midas-brand Products; provided, however, that the timing would be subject to AutoZone's approval, such approval not to be unreasonably withheld, allowing AutoZone a commercially reasonable amount of time to sell (or otherwise dispose of, at AutoZone's option) its existing inventory of the deleted SKU or Product lines. Midas may unilaterally add up to fifty (50) Midas-brand Product SKUs, consisting only of friction, exhaust, struts and shocks, in any twelve (12) month period, provided that the timing would be subject to AutoZone's approval, such approval not to be unreasonably withheld.

    (d) Warranties. Under the Stocking Program, AutoZone shall warrant all Midas-brand Products sold to Midas Shops during the Supply Term to be free from defects in materials and workmanship for a period of ninety (90) calendar days from the date that the Product is sold by the Midas Shop to the retail customer. Upon the return of a defective Midas-brand Product to a Midas Shop by the Midas Shop's customer within the 90-day warranty period, AutoZone shall, at its own cost and at no charge to the Midas Shop, provide the applicable Midas Shop with a new replacement Midas-brand Product in exchange for the returned, defective Product. AutoZone shall also reimburse the Midas Shop for a percentage of the Midas Shop's published labor rate incurred in connection with such warranty replacement, such percentage to be in accordance with AutoZone's then current standard warranty reimbursement policies. The foregoing shall be the sole remedy for a defective Midas-brand Product and is in lieu of all other warranties from AutoZone, express or implied. Midas shall be solely responsible for the warranty costs incurred by Midas Shops for valid warranty claims relating to Midas-brand Products which are properly presented by the customer after the 90-day warranty period described above, all in accordance with the terms of the applicable Midas warranty.

    In addition, AutoZone shall warrant all application specific non-Midas Stocking Products and Non-Stocking Products sold to Midas Shops under the Stocking Program and the Hot Shot Program to be free from defects in materials and workmanship for the period of the then current standard warranty offered by the Midas Shops to its customers for such Products. The current standard warranty term applicable to non-Midas Stocking Products and Non-Stocking Products is listed on Schedule 6 attached hereto and incorporated herein by reference. Midas must provide AutoZone with at least sixty (60) calendar days' prior written notice of any changes to the warranty terms, conditions, policies or procedures for any non-Midas Stocking Products and Non-Stocking Products. AutoZone may approve the warranty term changes by written acceptance to Midas of the warranty terms. For any Product that is not listed on Schedule 6, or if AutoZone has not otherwise accepted the terms of a warranty change in writing, the Products shall have a warranty of 90 days from the date that the Product is sold by the Midas Shop to the retail customer. Notwithstanding the foregoing, AutoZone shall assure that Midas receives the benefit of any warranty provided by AutoZone's vendor that AutoZone may pass through to the Midas Shops.

    The warranty stated in this section above represents the total liability of AutoZone and its subsidiaries, for any Product. All warranties implied by law applicable to a Product shall be limited to the applicable warranty period. AutoZone shall not be liable to Midas or its franchisees for any indirect, special, incidental or consequential damages.

4.  ALLOWANCES AND REBATES.
    -----------------------

    (a) Midas. In consideration of the agreements of Midas contained herein, for the period commencing on the date hereof and ending on termination or expiration of this Agreement, AutoZone shall pay to MIC, on a monthly basis, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] allowance on all purchases (calculated net of returns, allowances, penalties and rebates) of Stocking Products and Non-Stocking Products made by Midas Shops (including company-owned Midas Shops), whether under the Stocking Program or the Hot Shot Program, during the month in question (the "Monthly Allowance"). Each Monthly Allowance shall be due and payable within thirty (30) calendar days after the end of the month to which such payment relates. The Monthly Allowance shall be reviewed by the parties at least semi-annually and may be adjusted by mutual agreement of the parties.

    (b) Midas Shops. AutoZone shall pay to the respective Midas Shop, on a monthly basis for each month during the Supply Term, a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] rebate on all Non-Stocking Product purchases (net of returns, penalties and the allowance provided in Section 2(b)(iv)) made by such Midas Shop under the Hot Shot Program during the month in question. This rebate is in addition to the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] off-invoice allowance described in Section 2(b)(iv) above.

    (c) International Midas Dealers Association. AutoZone shall pay to the International Midas Dealers Association (the "IMDA"), on an annual basis for each year during the Supply Term, an annual rebate in an amount equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. In addition, AutoZone may provide additional training and sponsorship funds to the IMDA in such amounts and at such times as reasonably deemed appropriate by AutoZone. The first such payment shall occur on or about March 31, 2004.

5.  OTHER SUPPORT.
    --------------

During the Supply Term, AutoZone shall provide the following additional support services to the Midas Shops:

    (a) ALLDATA. For valuable consideration provided to AutoZone by Midas in this Agreement, during the Supply Term, for so long as ALLDATA LLC (or its successor) remains a consolidated subsidiary of AutoZone, AutoZone shall provide to each Midas Shop one fully-paid license for the ALLDATA System, including future updates. AutoZone shall provide commercially reasonable efforts to interface the ALLDATA System with the R.O. Writer software program. AutoZone (or ALLDATA) shall retain all property and proprietary rights to the ALLDATA interface.

    AutoZone agrees to request that its Canadian dealer make the ALLDATA System available to Midas shops located in Canada (whether franchised or company-owned) at a discounted charge.

    AutoZone and Midas shall review and discuss, from time to time, the value of the ALLDATA System to the Midas Shops, as well as the value to AutoZone of providing the ALLDATA System to the Midas Shops.

    (b) Core Returns. During the Supply Term, AutoZone agrees to not charge a core charge on Non-Stocking Products to Participating Midas Shops so long as the Participating Midas Shop makes the applicable core available for pick-up by the servicing AutoZone Store within three (3) calendar days of delivery of the Non-Stocking Product. In the event that a core is not returned within the three
(3) calendar day period, AutoZone may charge the Midas Shop the then current core charge.

    For any Midas Shop that is not a Participating Midas Shop, AutoZone shall provide a process whereby core returns can be made by the Midas Shop to its servicing AutoZone DC without charge to Midas or the applicable Midas franchisee.

    AutoZone reserves the right to modify the above-described core return program from time to time upon no less than thirty (30) calendar days' prior written notice to Midas and the Midas franchisees.

    (c) Cataloguing and Pricing and Product File Support. As soon as practicable, but in no event later than December 31, 2003, AutoZone shall provide to Midas Shops, no less frequently than on a quarterly basis, at its own cost, electronic catalogues containing pricing and products for all Stocking Products in an electronic format mutually agreeable to AutoZone and the Midas Shops' point-of-sale system providers as stated on Schedule 7 hereto. During the transition, Midas and AutoZone shall work together in good faith to ensure that no interruptions of cataloguing and pricing and product file support occur with respect to any Midas Shop. In addition, the parties agree that no Stocking Product price changes shall become effective until at least forty (40) but no greater than ninety (90) calendar days after AutoZone notifies the Midas Shops' point-of-sale providers of such changes.

    (d) Communication Equipment. AutoZone agrees to loan to MIC for use during the Supply Term, free of charge, a satellite communications system (the "Equipment") with an approximate value of $[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] to be used solely for the purpose of communicating stocking orders and electronic catalogue information between AutoZone and Midas. Midas agrees to use commercially reasonable efforts to maintain the Equipment in good working condition and repair. Upon the expiration or termination of this Agreement, Midas shall return the Equipment to AutoZone in the same condition that it was received, reasonable wear and tear excepted. AutoZone shall work with Midas in good faith to develop and implement, by the end of 2003, a direct ordering system for Midas Shops that does not require use of the Equipment and is otherwise acceptable to Midas and AutoZone.

    Midas acknowledges and agrees that ownership of the Equipment shall at all times remain with AutoZone and that nothing contained in this Section 5(d) shall be deemed to transfer to Midas any right, title or interest in or to the Equipment, other than as expressly provided herein. Midas agrees to execute such documents as AutoZone may reasonably request in order to evidence its ownership of the Equipment.

    (e) UPC Coding. During the Supply Term, AutoZone shall reasonably assist Midas in obtaining UPC codes for its Stocking Products and Non-Stocking Products (including all exhaust Products sold by Midas). Midas shall be solely responsible for assuring that such Products are properly labeled with UPC codes at Midas' sole expense.

    (f) Performance Review Meetings. During the Supply Term, AutoZone, Midas and Midas franchisees (or their designated representatives) shall hold semi-annual meetings ("Performance Review Meetings") for purposes of discussing any issues of concern. The location of the Performance Review Meetings shall alternate between Memphis, Tennessee, and Itasca, Illinois. Changes in the frequency and location of such meetings may be mutually agreed to by Midas and AutoZone.

6.  EXCLUSIVITY.
    ------------

    In addition to being the exclusive supplier of Midas-brand Products to Midas Shops as provided in Section 2(a) above, during the Supply Term, AutoZone, through the Stocking Program, shall also be the exclusive supplier of all non-Midas Stocking Products to Midas with respect to its company-owned Midas Shops.

    Consistent with the foregoing, to the extent permitted by applicable law, Midas agrees not to order or purchase any Stocking Products for its company-owned Midas Shops from any other third party supplier, subject, however, to availability and AutoZone's compliance with the requirements hereunder. In addition, Midas agrees to give AutoZone the first opportunity to meet the Non-Stocking Product needs of each company-owned Participating Midas Shop, on an order-by-order basis. If AutoZone is not able to fill the requested order, the company-owned Participating Midas Shop shall be free to purchase such Non-Stocking Products from another third party "hot shot" supplier. Further, the exclusivity provided by this Section 6 shall be subject to AutoZone's ability to meet the requirements contained in this Agreement (other than due to an Event of Default by Midas or its subsidiaries).

    The foregoing exclusivity regarding non-Midas Stocking Products shall not apply to Midas franchisees. Furthermore, nothing contained in this Section 6 is intended to apply to tires, batteries or non-application products such as bulk oil, equipment (e.g., lifts, alignment machines, charging and oil change equipment), Freon and certain other fluids and chemicals.

7.  RELATIONSHIP MANAGEMENT TEAM.
    -----------------------------

    The parties shall establish a Relationship Management Team whose sole function shall be to facilitate the AutoZone/Midas relationship created hereunder by, among other things, evaluating the parties' respective performance under this Agreement. The Relationship Management Team shall hold regularly scheduled meetings and shall communicate frequently. Each party shall appoint team members and may change its appointed members upon written notice to the other party.

    In addition, to the extent deemed necessary or desirable by Midas, AutoZone shall provide an AutoZone representative who will be on site at Midas' headquarters in Itasca, Illinois, during the first year of this Agreement, and thereafter as mutually agreed.

8.  SUPPLY TERM.
    ------------

    The term of this Agreement (the "Supply Term") shall commence on the date of this Agreement and shall terminate on the seventh (7/th/) anniversary of the date of this Agreement. This Agreement, and the Supply Term, shall automatically renew for successive five (5) year renewal terms unless either party gives the other party written notice of its intention not to renew this Agreement at least twelve (12) months prior to the date of expiration of the then current term or renewal term.

    AutoZone's appointment as a supplier of Stocking Products to Midas Shops under the Stocking Program shall become effective as to a Midas Shop after the Closing of the Midas DC that services such Midas Shop or as the parties may otherwise mutually agree. For purposes of the Hot Shot Program, the commencement date for the Supply Term shall be the date of execution of this Agreement with respect to all Participating Midas Shops.

9.  DEFAULT AND REMEDIES.
    ---------------------

    (a) AutoZone Default. The occurrence of any of the following will constitute an Event of Default by AutoZone:

         (i) AutoZone fails to pay any material amount due under this Agreement and does not cure such failure within ten (10) calendar days after receiving written notice thereof from Midas; or

         (ii) AutoZone materially fails to perform or observe any of its other material obligations in this Agreement and does not cure such failure within thirty (30) calendar days after receiving written notice thereof from Midas; or

         (iii) any of the material warranties and representations of AutoZone contained in this Agreement proves to have been untrue or misleading in any material respect as of the time when made; or

         (iv)   termination of this Agreement by AutoZone other than pursuant to
    Section 8 or Subsection 9(d)(ii) (except as the parties may mutually agree otherwise in writing).

    (b) Midas Default. The occurrence of any of the following will constitute an Event of Default by Midas:

         (i) Midas fails to pay any material amount due under this Agreement and does not cure such failure within ten (10) calendar days after receiving written notice thereof from AutoZone; or

         (ii) Midas materially fails to perform or observe any of its other material obligations in this Agreement and does not cure such failure within thirty (30) calendar days after receiving written notice thereof from AutoZone; or

         (iii) any of the material warranties and representations of Midas contained in this Agreement proves to have been untrue or misleading in any material respect as of the time when made; or

         (iv)   termination of this Agreement by Midas other than pursuant to
    Section 8 or Subsection 9(c)(ii) (except as the parties may mutually agree otherwise in writing).

    (c) Remedies for Midas. Upon the occurrence of an Event of Default by AutoZone, and after passage of any notice and cure period, at any time thereafter unless and until such Event of Default has been waived by Midas or cured to Midas's satisfaction, Midas may, by written notice to AutoZone, take any or all of the following actions:

         (i) Declare any unpaid amounts due to Midas from AutoZone and any and all other indebtedness or obligations of any and every kind owing by AutoZone to Midas hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by AutoZone; or

         (ii)   Terminate this Agreement; or

         (iii) Seek any other remedies as may be provided by law, in equity or by contract.

    (d) Remedies for AutoZone. Upon the occurrence of an Event of Default by Midas, and after passage of any notice and cure period, at any time thereafter unless and until such Event of Default has been waived by AutoZone or cured to AutoZone's satisfaction, AutoZone may, by written notice to Midas, take any or all of the following actions:

         (i) Declare any unpaid amounts due to AutoZone from Midas and any and all other indebtedness or obligations of any and every kind owing by Midas to AutoZone hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Midas; or

         (ii)   Terminate this Agreement; or

         (iii) Seek any other remedies as may be provided by law, in equity or by contract.

    (e) Payment Default by Midas Shops. AutoZone may cease making deliveries to a particular Midas Shop if that Midas Shop fails to pay any past due amounts owed to AutoZone and fails to cure such failure within thirty (30) calendar days after receipt of written notice thereof from AutoZone. AutoZone agrees to provide Midas with a copy of its written notice to cease making deliveries to a particular Midas Shop (whether franchised or company-owned) under the Stocking Program and/or the Hot Shot Program simultaneously with the delivery of such notice to the applicable Midas Shop.

10. COMMUNICATIONS.
    ---------------

    Every notice and correspondence under this Agreement shall be given in writing to the following address:

If to Midas:                           If to AutoZone:
Midas International Corporation        AutoZone, Inc.
Attention: General Counsel             Attention:  Vice President, AZ Commercial
1300 Arlington Heights Road            123 South Front Street, Dept. 9011
Itasca, Illinois 60143                 Memphis, Tennessee 38103

                                       With copy to:
                                       AutoZone, Inc.
                                       Attention:  General Counsel
                                       123 South Front Street, Dept. 8074
                                       Memphis, Tennessee 38103

11. TERMINATION.
    ------------

    Upon expiration of this Agreement, or any termination of this Agreement by AutoZone pursuant to Subsection 9(d)(ii) or upon termination of this Agreement by Midas at any time for any reason (other than pursuant to Subsection 9(c)(ii)), upon written demand by AutoZone Midas shall be required to immediately purchase from AutoZone up to a two (2) years' supply (as determined based upon AutoZone's then current trailing 24-month usage) of AutoZone's then current inventory of undamaged Midas-brand Products in their original undamaged packaging at AutoZone's then current purchase order cost. AutoZone shall be entitled to sell to any third party all Midas-brand Products not otherwise purchased by Midas pursuant to this Section 11. In the event Midas fails to purchase the two (2) years' supply of Midas-brand Products, and if after sale of such Midas-brand Products to third parties AutoZone has a deficiency between the price required to be paid by Midas for such inventory and the sale price to the third parties, Midas shall pay to AutoZone the aggregate deficiency upon AutoZone's written demand.

    In the event this Agreement is terminated pursuant to Subsection 9(c)(ii), AutoZone shall make available its then current inventory of Midas-brand Products to Midas for purchase by Midas at AutoZone's then current purchase order cost. Midas will inform AutoZone of the types and quantities, if any, of Midas-brand Products that it desires to purchase within ninety (90) days of the effective date of termination and shall have a period of twelve (12) months thereafter to pay for such products. After such notification, AutoZone may dispose of the inventory of Midas-brand Products not purchased in any manner that AutoZone deems reasonable, including selling such inventory of Midas-brand Products to any third party.

    In addition, Midas acknowledges that AutoZone is committing to substantial expenses and investment in order to service the Midas Shops under the terms and conditions of this Agreement, including substantial time commitment of AutoZone's employees, and substantial investments in systems and technology. The parties agree that the monetary investment by AutoZone (and the subsequent recovery by AutoZone of such expenses through the performance of this Agreement) are difficult if not impossible for the parties to calculate. Therefore, the parties agree that if this Agreement is terminated by Midas prior to the fifth (5/th/) anniversary of the date of this Agreement (other than as a result of an Event of Default by AutoZone), AutoZone shall be subject to significant damages. Similarly, AutoZone acknowledges that Midas is placing a significant amount of its brand value into AutoZone's hands pursuant to the terms and conditions of this Agreement and that, if this Agreement is terminated prior to the fifth (5/th/) anniversary of the date of this Agreement (other than as a result of an Event of Default by Midas), Midas shall be subject to significant damages that are similarly difficult to calculate.

Accordingly, in order to induce the other party to enter into this Agreement and to perform the services outlined hereunder, each party agrees that, in the event that this Agreement is terminated prior to the fifth (5/th/) anniversary of the date of this Agreement then the non-defaulting party shall receive from the Defaulting Party, as liquidated damages and not as a penalty the amounts stated in the following table. If this Agreement is terminated by Midas pursuant to Subsection 9(c)(ii), or if AutoZone terminates this Agreement for reasons other than those permitted under this Agreement, AutoZone shall be deemed the "Defaulting Party." If this Agreement is terminated by AutoZone pursuant to Subsection 9(d)(ii), or if Midas terminates this Agreement for reasons other than those permitted under this Agreement, Midas shall be deemed the "Defaulting Party."

If agreement is terminated:                Then the Defaulting Party shall pay
                                                   to the other party:

Before the 1/st/ anniversary of the        $[CONFIDENTIAL PORTION OMITTED AND
Date of this Agreement                    FILED SEPARATELY WITH THE COMMISSION]

On or after the 1/st/ anniversary of       $[CONFIDENTIAL PORTION OMITTED AND
the Date of this Agreement but            FILED SEPARATELY WITH THE COMMISSION]
before the 2/nd/ anniversary thereof

On or after the 2/nd/ anniversary of       $[CONFIDENTIAL PORTION OMITTED AND
the Date of this Agreement but            FILED SEPARATELY WITH THE COMMISSION]
before the 3/rd/ anniversary thereof

On or after the 3/rd/ anniversary of       $[CONFIDENTIAL PORTION OMITTED AND
the Date of this Agreement but            FILED SEPARATELY WITH THE COMMISSION]
before the 4/th/ anniversary thereof

On or after the 4/th/ anniversary of       $[CONFIDENTIAL PORTION OMITTED AND
the Date of this Agreement but            FILED SEPARATELY WITH THE COMMISSION]
before the 5/th/ anniversary thereof

On or after the 5/th/ anniversary of                      $0
the Date of this Agreement

This Section shall survive termination of this Agreement.

The foregoing section is intended solely to recover startup costs incurred by AutoZone (should AutoZone be entitled to recover such as provided above) or to recover damages to Midas' brand value and good will (should Midas be entitled to recover such as provided above). Nothing contained herein shall be deemed to prohibit either party upon termination of this Agreement from seeking additional damages for any other reason from the other party as may be provided in law or equity.

Notwithstanding the foregoing, the parties may mutually agree to terminate this Agreement at any time on any such terms as the parties may determine, without application of the liquidated damages stated above.

12. WARRANTIES AND REPRESENTATIONS OF MIDAS.
    ----------------------------------------

    (a) Organization. Midas represents and warrants to AutoZone that it (i) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect on its business or assets, and (iv) is in compliance with all laws and regulations, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a material adverse effect on its business or assets.

    (b) Authority. Midas has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform this Agreement. Other than as may be required under the HSR Act described in Section 14(m), no consent or authorization of, filing with, notice to or other similar act by or in respect of, any governmental authority or any other person or entity is required to be obtained or made by or on behalf of Midas in connection with this Agreement or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly authorized by all requisite corporate action, and executed and delivered on behalf of Midas. This Agreement constitutes a legal, valid and binding obligation of Midas enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    (c) No Violation. The execution, delivery and performance of this Agreement by Midas (i) will not violate any law, regulation, or contractual obligation of Midas or any of its subsidiaries or affiliates in any respect, (ii) will not result in, or require, the creation or imposition of any lien on any of the properties or revenues of Midas or any of its subsidiaries or affiliates pursuant to any law, regulation or contractual obligation, and (iii) will not violate or conflict with any provision of Midas's articles of incorporation or by-laws or any material agreement to which it is a party, including, without limitation, any franchise agreement.

    (d) Products. Midas represents, warrants and covenants to AutoZone that the Lifted Inventory is, and that the Midas Manufactured Products to be purchased by AutoZone from Midas (or its wholly-owned subsidiary) hereunder will be, new or remanufactured, in good and merchantable condition, in appropriate packaging in good condition, and of a quality usable and sellable in the ordinary course of Midas' business and should otherwise be acceptable for purchase by Midas Shops and their customers. Midas further represents, warrants and covenants to AutoZone that the Lifted Inventory does not, and that the Midas Manufactured Products to be purchased by AutoZone from Midas (or its wholly-owned subsidiary) hereunder will not, contain any asbestos products or asbestos-containing materials. At no time shall AutoZone be deemed to take title to any asbestos products or asbestos-containing materials pursuant to this Agreement. Midas shall indemnify and hold AutoZone harmless from and against any damages, costs, expenses, and reasonable attorneys' fees related to any asbestos products or asbestos-containing materials in any of the Lifted Inventory or Midas Manufactured Products purchased by AutoZone from Midas hereunder. Midas agrees that it will not seek any contribution from or implead AutoZone in any suit in law or equity seeking contribution or any other remedy related to claims of asbestos or asbestos containing material without conclusive evidence that any product sold to Midas by AutoZone did contain such asbestos or asbestos related material.

    (e) Standards. Midas represents, warrants and covenants that the Standards will, and shall in the future, not lead to the manufacture of defective Midas-brand Products. All Standards shall be in accordance with applicable laws and regulations.

13. WARRANTIES AND REPRESENTATIONS OF AUTOZONE.
    -------------------------------------------

    (a) Organization. AutoZone represents and warrants to Midas that it (i) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect on its business or assets, and (iv) is in compliance with all laws and regulations, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a material adverse effect on its business or assets.

    (b) Authority. AutoZone has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform this Agreement. Other than as may be required under the HSR Act described in Section 14(m), no consent or authorization of, filing with, notice to or other similar act by or in respect of, any governmental authority or any other person or entity is required to be obtained or made by or on behalf of AutoZone in connection with this Agreement or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly authorized by all requisite corporate action, and executed and delivered on behalf of AutoZone. This Agreement constitutes a legal, valid and binding obligation of AutoZone enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    (c) No Violation. The execution, delivery and performance of this Agreement by AutoZone (i) will not violate any law, regulation, or contractual obligation of AutoZone or any of its subsidiaries or affiliates in any respect, (ii) will not result in, or require, the creation or imposition of any lien on any of the properties or revenues of AutoZone or any of its subsidiaries or affiliates pursuant to any law, regulation or contractual obligation, and (iii) will not violate or conflict with any provision of AutoZone's articles of incorporation or by-laws, or any material agreement to which it is a party.

    (d) Products. AutoZone represents, warrants and covenants to Midas that the Stocking Products and Non-Stocking Products (other than the Lifted Inventory and the Midas Manufactured Products) to be purchased by Midas Shops from AutoZone hereunder will be new or remanufactured, in good and merchantable condition, in appropriate packaging in good condition, and of a quality usable and sellable in the ordinary course of AutoZone's business and should otherwise be acceptable for purchase by AutoZone's customers. AutoZone further represents, warrants and covenants to Midas that the Products (other than the Lifted Inventory and the Midas Manufactured Products) to be purchased by Midas Shops from AutoZone hereunder will not contain any asbestos products or asbestos-containing materials (except as Midas may specify in the Standards in breach of the fifth paragraph of Section 3(b)). At no time shall Midas or any Midas franchisee be deemed to take title to any asbestos products or asbestos-containing materials pursuant to this Agreement. AutoZone shall indemnify and hold Midas and Midas franchisees harmless from and against any damages, costs, expenses, and reasonable attorneys' fees related to any asbestos products or asbestos-containing materials in any of the Stocking Products or Non-Stocking Products (other than the Lifted Inventory and the Midas Manufactured Products) purchased by Midas Shops from AutoZone hereunder. AutoZone agrees that it will not seek any contribution from or implead Midas in any suit in law or equity seeking contribution or any other remedy related to claims of asbestos or asbestos containing material without conclusive evidence that any product sold to AutoZone by Midas did contain such asbestos or asbestos related material.

14. MISCELLANEOUS.
    --------------

    (a) Force Majeure. Neither party to this Agreement shall be liable for events beyond its reasonable control, which shall include, but not be limited to, accident, casualty, strikes, riots, earthquake, inclement weather, floods, fires, wars, acts of terrorism and acts of God.

    (b) Amendments. The parties agree that the terms and conditions contained in this Agreement are applicable to the relationship between the parties described herein and may be modified only upon mutual written consent of the parties. In the event of a conflict between the terms and conditions of a Product order and those appearing in this Agreement, the terms and conditions of this Agreement shall prevail.

    (c) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee, without regard to its choice of laws rules. In any action between the parties to enforce this Agreement, the prevailing party in such action as determined by the presiding judge or arbitrator, as the case may be, shall be awarded all expenses, costs, and reasonable attorneys' fees related to the action. Each party hereto agrees to waive its right to a jury before any court.

    (d) Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns. This Agreement shall be performed by AutoZone and its various subsidiaries and affiliates. This Agreement shall inure to the benefit of Midas and its subsidiaries, affiliates and franchisees.

    (e) Headings. All section headings and captions used in this Agreement are purely for convenience and shall not affect the interpretation of this Agreement.

    (f) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired. Any illegal, invalid, or unenforceable provision in this Agreement shall be modified to conform to the law, rule, regulation, or guideline with which it conflicts.

    (g) Waivers. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect the party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

    (h) Survival. Any rights and remedies Midas and AutoZone may have with respect to each other arising out of either party's performance of services or obligations incurred prior to the termination of this Agreement, including, but not limited to, payment obligations hereunder, shall survive the termination of this Agreement.

    (i) Further Assurances. Each Party hereto agrees that it will provide such documents and provide such further assurances as may reasonably be requested by the other party in order to more fully effectuate the transactions contemplated under this Agreement.

    (j) Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof. No modification of this Agreement or waiver of or addition to any of its terms and conditions shall be binding upon either party unless made in writing and signed by each party's authorized representative.

    (k) Indemnification. AutoZone agrees to defend, hold harmless and indemnify Midas and Midas franchisees from and against all suits, claims, judgments, damages, losses, costs and expenses, including attorneys' fees and costs, even if such claims are groundless, fraudulent or false (collectively, "Claims"), to the extent arising out of any actual or alleged injury or death to any person, damage to any property or any other damage or loss, resulting in whole or in part from any alleged or actual defect in any of the Stocking Products or Non-Stocking Products (other than the Lifted Inventory and the Midas Manufactured Products) purchased by Midas Shops from AutoZone hereunder, including improper construction or design of said products, provided that (i) Midas first promptly gives written notice of the Claim to AutoZone; (ii) Midas gives proper assistance to AutoZone, at AutoZone's sole cost and expense, in connection with the defense and/or settlement thereof; and (iii) AutoZone directs, controls, and fully participates in the defense of or any settlement of such Claim. Midas shall have the right, at its own expense, to participate in the defense of any such Claim. This indemnification will be invalid if the Claim arises from anything other than an alleged or actual defect in any of the Stocking Products or Non-Stocking Products (other than the Lifted Inventory and the Midas Manufactured Products) purchased by Midas Shops from AutoZone hereunder.

    In addition, AutoZone agrees to defend, hold harmless and indemnify Midas and Midas franchisees from and against all Claims to the extent arising out of any infringement of intellectual property or proprietary rights of third parties with respect to any Stocking Products or Non-Stocking Products (other than the Lifted Inventory and the Midas Manufactured Products).

    Midas agrees to defend, hold harmless and indemnify AutoZone from and against all Claims to the extent arising out of any actual or alleged injury or death to any person, damage to any property or any other damage or loss, resulting in whole or in part from any alleged or actual defect in any of the Lifted Inventory purchased by AutoZone from Midas (or its wholly-owned subsidiary) hereunder, including improper construction or design of said products, provided that (i) AutoZone first promptly gives written notice of the Claim to Midas; (ii) AutoZone gives proper assistance to Midas, at Midas' sole cost and expense, in connection with the defense and/or settlement thereof; and
(iii) Midas directs, controls, and fully participates in the defense of or any settlement of such Claim. AutoZone shall have the right, at its own expense, to participate in the defense of any such Claim. This indemnification will be invalid if the Claim arises from anything other than an alleged or actual defect in any of the Lifted Inventory purchased by AutoZone from Midas (or its wholly-owned subsidiary) hereunder.

    Further, Midas shall indemnify, defend and hold AutoZone harmless from and against any Liens encumbering the Lifted Inventory at the time of the applicable Closing, including payment of any related costs, expenses, judgments, and reasonable attorney's fees. In the event of execution on any Liens on any Lifted Inventory paid for by AutoZone (to the extent encumbering the Lifted Inventory at the time of the applicable Closing), Midas shall repay to AutoZone any amount paid to Midas for the Lifted Inventory subject to the Liens.

    In the event that a court of competent jurisdiction, arbitrator, or other neutral third party acceptable to both AutoZone and Midas finds comparative fault or negligence on the part of the party entitled to indemnification hereunder (the "Indemnified Party"), or as the parties may mutually agree, the Indemnified Party shall reimburse the other party (the "Indemnifying Party") for its pro-rata share of any Claims that were incurred by the Indemnifying Party as a result of such comparative fault or negligence, including reasonable attorneys' fees and expenses of investigation.

    If at any time in the defense of a claim or suit, the Indemnified Party becomes aware of a conflict of interest between Midas and AutoZone, it shall immediately notify the Indemnifying Party in writing specifically stating the nature of the conflict, and the facts in support of the finding of a conflict of interest. At that time, the Indemnified Party shall have the option of hiring its own counsel to represent its interests.

    Should the Indemnified Party hire its own counsel due to a conflict of interest, and should the Indemnified Party be found by a court of competent jurisdiction, arbitrator, or other neutral third party acceptable to both Midas and AutoZone to be without fault related to the matter in question, then Indemnifying Party shall reimburse the Indemnified Party for any and all costs and expenses that were incurred by the Indemnified Party as a result of such conflict of interest, including reasonable attorneys' fees and expenses of investigation. Should the Indemnifying

Party hire its own counsel due to a conflict of interest and should Indemnifying Party be found by a court of competent jurisdiction, arbitrator, or other neutral third party acceptable to both AutoZone and Midas to be without fault related to the matter in question, then the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses that were incurred by the Indemnifying Party as a result of such conflict of interest, including reasonable attorneys' fees and expenses of investigation.

    Each party specifically reserves the right to hire its own counsel in any matter at its own cost and expense

    This Section 14(k) shall survive the expiration and any termination of this Agreement.

    (l) Confidentiality. The specific dollars and percentages contained in this Agreement shall be strictly confidential. Midas and AutoZone will each use the same degree of care to maintain such confidentiality as it uses to hold its own confidential information confidential, except as ordered by a court or as required by governmental regulation, including the rules and regulations of the Securities and Exchange Commission. Subject to the foregoing, the parties shall be permitted to disclose the general terms and conditions of this Agreement.

    Nothing contained in this Section 14(l) shall prevent Midas from disclosing the terms and conditions of this Agreement to its franchisees..

    The parties understand and agree that one or both parties may be required to disclose this Agreement, including the Exhibits and Schedules hereto, to the Securities and Exchange Commission and any securities exchange on which the securities of either party are listed; provided however, the parties shall use commercially reasonable efforts to secure permission not to disclose the Confidential Terms of this Agreement and will cooperate with each other in good faith to prevent such disclosure if legally permitted to do so.

    Upon execution of this Agreement, the parties shall mutually agree on the language to be contained in a press release announcing the execution of this Agreement and generally describing the services to be provided by AutoZone hereunder.

    (m) Hart-Scott-Rodino Act. As used in this Agreement, "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law. If required by the HSR Act, as soon as practicable and in any event within five (5) business days following the date hereof, AutoZone and Midas shall make all notifications and filings required under the HSR Act and initiate procedures with the Federal Trade Commission, the Antitrust Division of the United States Department of Justice and/or other applicable governmental authorities necessary or advisable in order to enable the transactions contemplated hereunder to be consummated as soon as reasonably practicable after the date of this Agreement. If any party hereto receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated hereunder, such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. AutoZone and Midas will cooperate in reaching any understandings, undertakings or agreements involving any of the foregoing or any other governmental authority in connection with the transactions contemplated hereunder. Midas shall reimburse AutoZone for one-half (1/2) of the cost of the HSR Act filing fee, if applicable.

    (n) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration may be held in either Memphis, Tennessee, Chicago, Illinois, or such other place as the parties may mutually agree. The arbitration shall have three arbitrators.

    IN WITNESS WHEREOF, the parties have signed this Supply Agreement on the date first above written.

Midas International Corporation         Autozone, Inc.


By:                                     By:    /s/ Steve Odland
      ---------------------------------        ---------------------------------
               Signature                                  Signature

Name:                                   Name:  Steve Odland
      ---------------------------------        ---------------------------------

Title:                                  Title: Chairman, President & CEO
      ---------------------------------        ---------------------------------

Date:                                   Date:  April 2, 2003
      ---------------------------------


Parts Warehouse, Inc.

By:                                     By:    /s/ Harry L. Goldsmith
      ---------------------------------        ---------------------------------
               Signature                                  Signature

Name:                                   Name:  Harry L. Goldsmith
      ---------------------------------        ---------------------------------

Title:                                  Title: Senior Vice President, Secretary
      ---------------------------------        & General Counsel

Date:                                   Date:  April 2, 2003
      ---------------------------------